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                                                                    EX-99(a)(36)

                                  July 30, 2003



Geac Computer Corporation Limited
11 Allstate Parkway, Suite 300
Markham, Ontario L3R 9T8
Attention:     Charles S. Jones
               Chief Executive Officer

         Re:   Agreement and Plan of Merger dated June 22, 2003;
               Extension of Tender Offer

Ladies and Gentlemen:

         Reference is made to the Agreement and Plan of Merger dated June 22, 2003 (the "Merger Agreement") among Geac Computer Corporation Limited ("Geac"), Conductor Acquisition Corp. and Comshare, Incorporated ("Comshare"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

         Pursuant to Section 2.01(b) of the Merger Agreement, Comshare hereby consents to the extension of the Offer until 12:00 midnight, eastern time on July 31, 2003. By Geac's execution hereof, Geac agrees that if Merger Subsidiary is required to accept validly tendered shares under the terms of the Merger Agreement, Geac shall, if requested by the Company, cause Merger Subsidiary to provide a Subsequent Offering Period of not less than seven business days.

         To confirm that this letter correctly sets forth our agreement, kindly execute and return the enclosed copy of this letter. This letter may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.


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Comshare, Incorporated
July 30, 2003
Page 2



                                         Very truly yours,

                                         COMSHARE, INCORPORATED

                                         By:      /s/ Brian Jarzynski
                                            --------------------------------
                                             Name:  Brian Jarzynski
                                             Title: Sr. Vice President & CFO


Accepted and agreed:

GEAC COMPUTER CORPORATION LIMITED


By:  /s/ Craig C. Thorburn
   ---------------------------------------
     Name:  Craig C. Thorburn
     Title: Senior Vice President, Mergers & Acquisitions
            and Corporate Secretary


cc:      Robert W. Sweet, Jr., Esq.
         Thomas S. Vaughn, Esq.